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                                                                    EXHIBIT 99.1


[GRAPHIC OMITTED]

MEDIA CONTACT: Frank McCaney                  INVESTOR Martin P. Galvan
               VIASYS Healthcare Inc.         CONTACT: VIASYS Healthcare Inc.
               (610) 862-0817                          (610) 862-0800
               fmccaney@viasyshc.com                   marty.galvan@viasyshc.com
               ---------------------                   -------------------------


VIASYS Healthcare Inc. Obtains $60 Million Initial Credit Facility


CONSHOHOCKEN, PA. JUNE 4, 2002 - VIASYS Healthcare Inc. announced today that it has obtained a $60 million revolving credit facility from a syndicate comprised of seven banks. This credit facility is the company's first since it was spun-off in November 2001 and was oversubscribed almost two times. ABN AMRO Bank acted as the Lead Arranger for the facility. Bank of America and Key Corporate Capital were Co-Syndication Agents.

VIASYS used a portion of the new facility to satisfy in full its Promissory Note with Thermo Electron Corporation in the amount of $33.3 million. The remainder of the facility will be used for general corporate purposes, including acquisitions.

VIASYS Healthcare Inc., headquartered in Conshohocken, PA, is a global, research-based medical technology company focused in respiratory technology, neurocare and medical/surgical products. VIASYS' products are marketed under well-recognized brand names such as SensorMedics, Bird, Bear, Nicolet and Jaeger.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.: THE STATEMENTS CONTAINED IN THIS RELEASE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. EXAMPLES OF SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPANY'S BELIEF THAT FACILITY FUNDS WILL BE USED FOR GENERAL CORPORATE PURPOSES, INCLUDING ACQUISITIONS. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE USE OF FUNDS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY FORWARD-LOOKING STATEMENTS. OTHER RISKS ARE DESCRIBED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.